Exhibit 99.1

REMARKETING TERMS SUMMARY

On September 15, 2005, the class A-5A notes were reset from their current terms to the following terms, which terms will be applicable until the class A-5A notes are repaid in full:

Original principal amount	$200,000,000
Current outstanding principal amount	$200,000,000
Principal amount being remarketed	$200,000,000
Remarketing Terms Determination Date	September 2, 2005
Notice Date	September 7, 2005
Spread Determination Date	September 12, 2005
Current reset date	September 15, 2005
All Hold Rate	Three-Month LIBOR plus 0.00%
Next applicable reset date	June 15, 2009
Interest rate mode	Floating
Index	Three-Month LIBOR
Spread	Plus 0.02%
Day-count basis	Actual/360